EXHIBIT 16.1

LETTER FROM HEIN & ASSOCIATES LLP

HEIN& ASSOCIATES LLP
Certified Public Accountants and Advisors

February 4, 2008

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read PetroHunter Energy Corporation’s statements included under Item 4.01 of its Form 8-K filed on February 4, 2008, and we agree with such statements concerning our firm.

/s/ HEIN & ASSOCIATES LLP

HEIN& ASSOCIATES LLP

717 17th Street, 16th Floor
Denver, Colorado 80202-3323
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com